EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Janus Aspen Series.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Denver, Colorado
August 8, 1997